NEWS
www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec.V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS RECORD
THIRD QUARTER EARNINGS

Third Quarter Highlights Include:

•	Record net income of $15.8 million, up 11%

•	Earnings per share of $.27, up 12%

•	Return on equity of 17.95%

•	Total assets of $5.2 billion

•	Strong annualized consumer loan growth of 13%

ANN ARBOR, Michigan—October 14, 2003—Republic Bancorp Inc., (Nasdaq: RBNC), today announced record net income for the quarter ended September 30, 2003 of $15,790,000. This compares to net income of $14,283,000 for the third quarter of 2002. Diluted earnings per share were $.27, up 12% from $.24 earned in 2002. Net income generated annualized returns of 1.24% on average assets and 17.95% on average shareholders’ equity for the quarter ended September 30, 2003.

Net income for the nine months ended September 30, 2003 was $46,101,000, compared to net income of $42,935,000 earned for the same period in 2002. For the nine month period ending September 30, 2003, diluted earnings per share were $.79, an increase of 9% over the $.72 earned in 2002. Annualized returns on average assets and average shareholders’ equity for the nine months ended September 30, 2003 were 1.26% and 17.77%, respectively.

“The Company’s earnings for the quarter were outstanding. Total assets continued to grow during the quarter reaching $5.2 billion driven by strong residential mortgage and consumer lending. In addition, as announced last week, Republic Bank was again ranked as the #1 SBA bank lender to Michigan businesses for the Small Business Administration’s 2003 fiscal year. This marks the 10th consecutive year that Republic Bank has achieved #1 status,” commented Dana M. Cluckey, President and Chief Executive Officer.

“Our balanced business model of commercial, retail and mortgage banking continues to produce solid growth and consistent financial results. With our focus on providing distinctive personal service and emphasis on real estate secured lending, the Company continues to deliver above peer group results for return on equity and earnings per share growth,” added Mr. Cluckey.

During the quarter, the Company had robust annualized growth in the residential mortgage loan portfolio of 7% and 13% in the direct consumer loan portfolio. In addition, annualized core deposit growth was 6% during the quarter. The Company also had a strong quarter in mortgage banking with $1.2 billion in single-family residential mortgage originations, up 7% over the third quarter of 2002. At September 30, 2003, the Company’s mortgage loan pipeline of applications in process was $427 million.

The net interest margin for the quarter ended September 30, 2003, was 3.06%, with 9 basis points of the decline from the second quarter of 2003 attributed to the reclassification required by SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Effective July 1, 2003, SFAS 150 required the Company to reclassify its trust preferred securities balance of $50 million as long-term debt and the dividends paid on its trust preferred securities as interest expense. In prior periods, dividends on trust preferred securities were classified as a component of noninterest expense and restatement of prior periods is not permitted. The requirements of SFAS 150 did not impact the Company’s net income or earnings per share.

For comparison purposes only, if the dividends paid on the trust preferred securities would have been classified as interest expense in prior periods, net interest income would have increased $545,000, or 2%, for the quarter ended September 30, 2003 compared to the second quarter of 2003 and would have increased $949,000, or 3% over the third quarter of 2002. These increases are primarily a result of the 5% growth in interest earning assets for the third quarter of 2003 compared to the second quarter of 2003 and the 11% growth in earning assets over the quarter ended September 30, 2002.

Total noninterest income, excluding gain on sale of securities, increased $466,000, or 3%, for the quarter ended September 30, 2003 compared to the second quarter of 2003 and increased $3.3 million, or 27% over the third quarter of 2002. These increases were primarily due to higher levels of service charges, mortgage banking income, and income from bank owned life insurance.

Net charge-offs to total average loans were 19 basis points for the quarter and remain substantially below the Company’s peer group. The Company’s allowance for loan losses to loans, excluding residential real estate mortgages, was 1.89% at September 30, 2003.

Effective January 1, 2003, the Company adopted the fair value method of recording stock options under SFAS 123. In accordance with the transitional guidance of SFAS 148, the fair value method of accounting for stock options will be applied prospectively to awards granted subsequent to January 1, 2003. In the first three quarters of 2003, the Company issued restricted stock in lieu of stock option grants. (Expenses related to restricted stock are included in salaries and employee benefits on the income statement.) As a result, the income statement impact associated with expensing stock options was immaterial in the first nine months of 2003 and is expected to be immaterial for the remainder of 2003.

During the third quarter of 2003, the Company repurchased 284,000 shares at an average price of $13.59 per share under the 2001 Stock Repurchase Program. The 2001 Stock Repurchase Program allows for the repurchase of up to 4,300,000 shares, of which 176,000 shares are available for repurchase at September 30, 2003. In July, the Board of Directors also approved a 2003 Stock Repurchase Program authorizing the repurchase of up to 2,000,000 additional shares. All of the shares under this program are available for repurchase at September 30, 2003.

As previously announced, the Company has entered into a definitive agreement to sell its Menominee, Michigan branch office, located in the Upper Peninsula. The sale is expected to be completed late in the fourth quarter of 2003 and is not expected to have a significant impact on the results of operations for the Company.

About the Company

Republic Bancorp Inc., with $5.2 billion in assets, is the third largest bank holding company headquartered in Michigan and the 83rd largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 96 retail, commercial and mortgage banking offices and 93 ATMs. The Company is the #1 Small Business Administration bank lender based in Michigan for the 10th consecutive year and one of the Midwest’s top ten retail mortgage lenders. Republic has been ranked three times on FORTUNE’s “100 Best Places to Work in America” and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” three years in a row.

Information about Republic Bancorp’s financial results and its products and services, including on-line mortgage applications and its Internet banking system, ExpressNet, can be accessed at www.republicbancorp.com.

Cash Dividend

The Company currently pays an annual cash dividend of $.38 per common share, which represents a yield of approximately 2.7% based on the Company’s current stock price.

Safe Harbor Statement

As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s 2002 Form 10-K filing with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2003	2003	2002	2002

	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$76,566	$89,976	$75,625	$83,750
Mortgage loans held for sale	391,369	479,753	660,999	541,256
Securities available for sale	540,435	372,232	248,931	373,841
Loans	3,999,974	3,954,998	3,656,543	3,772,670
Less allowance for loan losses	(39,212)	(38,269)	(36,077)	(33,124)

Net loans	3,960,762	3,916,729	3,620,466	3,739,546

Premises and equipment	26,564	27,084	27,790	28,228
Bank owned life insurance	106,858	89,192	87,192	85,874
Other assets	57,771	55,989	57,192	62,390

Total assets	$5,160,325	$5,030,955	$4,778,195	$4,914,885

LIABILITIES
Noninterest-bearing deposits	$287,640	$298,832	$260,634	$245,547
Interest-bearing deposits:
NOW accounts	183,195	179,855	176,366	163,868
Savings and money market accounts	1,110,161	972,034	910,863	888,275
Certificates of deposit	1,340,925	1,365,833	1,440,409	1,531,569

Total interest-bearing deposits	2,634,281	2,517,722	2,527,638	2,583,712

Total deposits	2,921,921	2,816,554	2,788,272	2,829,259

Federal funds purchased and other short-term borrowings	483,136	266,499	209,070	225,500
Short-term FHLB advances	250,000	405,000	305,000	360,000
Long-term FHLB advances	1,026,529	1,042,804	1,002,943	1,008,670
Accrued expenses and other liabilities	73,437	98,836	76,682	96,929
Long-term debt	50,000	—	13,500	13,500

Total liabilities	4,805,023	4,629,693	4,395,467	4,533,858

Trust preferred securities	—	50,000	50,000	50,000

SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value:
$2.25 cumulative and convertible; 5,000,000 shares authorized, none issued and outstanding	—	—	—	—
Common stock, $5 par value, 75,000,000 shares authorized; 57,427,000, 57,377,000, 57,441,000, and 57,892,000 issued and outstanding, respectively	287,133	286,883	287,207	263,144
Capital surplus	37,953	38,081	40,633	32,123
Unearned compensation — restricted stock	(2,058)	(2,357)	(368)	(894)
Retained earnings	35,274	24,952	4,373	32,969
Accumulated other comprehensive (loss) income	(3,000)	3,703	883	3,685

Total shareholders’ equity	355,302	351,262	332,728	331,027

Total liabilities and shareholders’ equity	$5,160,325	$5,030,955	$4,778,195	$4,914,885

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Interest Income
Loans, including fees	$62,004	$65,120	$187,884	$198,435
Investment securities	4,556	5,355	11,268	15,426

Total interest income	66,560	70,475	199,152	213,861

Interest Expense
Deposits	13,172	18,209	43,098	57,913
Short-term borrowings	1,056	1,008	2,832	2,648
FHLB advances	14,847	14,481	43,158	42,342
Long-term debt	1,075	241	1,114	724

Total interest expense	30,150	33,939	90,202	103,627

Net interest income	36,410	36,536	108,950	110,234
Provision for loan losses	3,000	6,200	9,000	11,000

Net interest income after provision for loan losses	33,410	30,336	99,950	99,234

Noninterest Income
Service charges	2,972	2,484	8,359	6,490
Mortgage banking income	10,567	7,715	30,758	23,101
Gain on sale of securities	619	1,933	1,499	2,751
Income from bank owned life insurance	1,432	874	4,047	874
Other noninterest income	560	1,135	1,845	3,499

Total noninterest income	16,150	14,141	46,508	36,715

Noninterest Expense
Salaries and employee benefits	15,847	13,535	46,302	40,412
Occupancy expense of premises	2,542	2,467	7,681	7,439
Equipment expense	1,752	1,750	5,178	5,095
Other noninterest expense	7,106	5,290	19,169	16,750
Dividends on trust preferred securities and preferred stock of subsidiary	—	1,242	2,150	4,753

Total noninterest expense	27,247	24,284	80,480	74,449

Income before income taxes	22,313	20,193	65,978	61,500
Provision for income taxes	6,523	5,910	19,877	18,565

Net income	$15,790	$14,283	$46,101	$42,935

Basic earnings per share	$.28	$.25	$.80	$.74

Diluted earnings per share	$.27	$.24	$.79	$.72

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands, except operating data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$949	$802	$2,866	$1,821
Adjustable rate	268	340	649	700

Total residential mortgage loan closings	$1,217	$1,142	$3,515	$2,521

Conventional loans	$985	$871	$2,901	$1,880
Government loans	92	113	241	303
Jumbo and other loans	140	158	373	338

Total residential mortgage loan closings	$1,217	$1,142	$3,515	$2,521

Refinances (percent of total)	64%	65%	70%	56%
Performance Ratios (annualized for the quarter):
Return on average assets	1.24%	1.25%	1.26%	1.28%
Return on average equity	17.95%	17.33%	17.77%	17.85%
Net interest margin	3.06%	3.42%	3.17%	3.50%
Efficiency ratio (1)	52.46%	47.27%	50.88%	48.33%
Per Common Share Data:
Average common shares outstanding — diluted	58,259	59,038	58,283	59,250
Cash dividends declared	$.095	$.077	$.265	$.232
Book value	$6.19	$5.72	$6.19	$5.72
Tangible book value	$6.08	$5.60	$6.08	$5.60

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2003	2003	2002	2002

Capital Ratios:
Shareholders’ equity to assets	6.89%	6.98%	6.96%	6.74%
Tier 1 risk-based capital	11.57%	11.38%	11.18%	10.90%
Total risk-based capital	12.70%	12.50%	12.26%	11.88%
Tier 1 leverage	7.90%	8.09%	7.81%	8.12%

(1) Includes total noninterest expense, excluding dividends on trust preferred securities, divided by total revenue, excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands, except operating data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Average Balances:
Total assets	$5,094,534	$4,565,583	$4,863,878	$4,475,762
Short-term investments	149	4,806	237	2,232
Mortgage loans held for sale	473,378	268,625	427,742	363,128
Securities available for sale	459,828	427,785	359,524	408,313
Portfolio loans	3,950,353	3,679,957	3,877,999	3,551,886
Total earning assets	4,883,708	4,381,173	4,665,502	4,325,559
Interest-bearing deposits	2,545,263	2,504,786	2,548,299	2,475,245
Short-term borrowings	390,042	216,062	305,980	189,897
Short-term FHLB advances	398,250	190,978	284,758	229,531
Long-term FHLB advances	1,029,274	979,214	1,017,857	901,991
Long-term debt	50,000	13,500	17,417	13,500
Total interest bearing liabilities	4,412,829	3,904,540	4,174,311	3,810,164
Shareholders’ equity	351,821	329,613	345,982	320,619

Interest Margin:
Assets:
Short-term investments	0.39%	2.21%	0.94%	2.10%
Mortgage loans held for sale	5.52%	6.39%	5.63%	6.61%
Securities available for sale	4.83%	5.96%	5.01%	6.18%
Portfolio loans:
Commercial loans	5.78%	6.71%	6.06%	6.90%
Residential real estate mortgage loans	5.35%	6.31%	5.55%	6.51%
Installment loans	5.69%	6.78%	6.02%	7.01%

Total loans, net of unearned income	5.56%	6.54%	5.82%	6.75%

Total interest-earning assets	5.49%	6.47%	5.74%	6.68%

Liabilities:
Interest-bearing demand deposits	0.27%	0.68%	0.35%	0.65%
Savings and money market accounts	1.22%	1.79%	1.40%	1.81%
Time deposits	2.93%	3.79%	3.10%	4.17%

Total interest-bearing deposits	2.05%	2.88%	2.26%	3.13%
Short-term borrowings	1.06%	1.83%	1.22%	1.84%
Short-term FHLB advances	1.29%	2.53%	1.41%	2.93%
Long-term FHLB advances	5.15%	5.29%	5.20%	5.45%
Long-term debt	8.60%	7.15%	8.53%	7.15%

Total interest bearing liabilities	2.69%	3.43%	2.87%	3.61%

Net interest income/rate spread (FTE)	2.80%	3.04%	2.87%	3.07%
Impact of noninterest bearing sources of funds	0.26%	0.38%	0.30%	0.43%

Net interest margin (FTE)	3.06%	3.42%	3.17%	3.50%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2003	2003	2002	2002

Portfolio Loan Summary:
Commercial loans:
Commercial and industrial	$41,668	$44,352	$48,509	$58,905
Commercial real estate mortgage	1,432,260	1,432,456	1,420,758	1,417,667

Total commercial loans	1,473,928	1,476,808	1,469,267	1,476,572
Residential real estate mortgages	1,929,312	1,894,246	1,593,929	1,695,120
Installment loans:
Consumer direct	579,623	561,782	556,507	555,367
Consumer indirect	17,111	22,162	36,840	45,611

Total installment loans	596,734	583,944	593,347	600,978

Total portfolio loans	$3,999,974	$3,954,998	$3,656,543	$3,772,670

Non-performing assets:
Non-accrual loans:
Commercial	$23,699	$16,696	$19,167	$22,137
Residential real estate mortgage	11,456	10,534	15,215	11,991
Installment	1,241	1,523	2,876	2,612

Total non-accrual loans	36,396	28,753	37,258	36,740
Restructured loans	—	—	2,309	—
Other real estate owned	3,219	3,456	2,904	3,568

Total non-performing assets	$39,615	$32,209	$42,471	$40,308

Allowance for Loan Losses (for the quarter):
Balance at beginning of period	$38,269	$37,185	$33,124	$29,870
Loans charged off:
Commercial	1,816	1,542	1,246	2,412
Residential real estate mortgage	169	189	232	127
Installment — direct	315	502	400	308
Installment — indirect	201	170	430	493

Total charge-offs	2,501	2,403	2,308	3,340

Recoveries:
Commercial	250	259	16	134
Residential real estate mortgage	—	—	—	—
Installment — direct	88	93	50	79
Installment — indirect	106	135	195	181

Total recoveries	444	487	261	394

Net charge-offs	2,057	1,916	2,047	2,946
Provision charged to expense	3,000	3,000	5,000	6,200

Balance at end of period	$39,212	$38,269	$36,077	$33,124

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2003	2003	2002	2002

Asset Quality Ratios:
Non-performing assets to loans and other real estate owned (1)	.90%	.73%	.98%	.93%
Non-performing assets to total assets	.77%	.64%	.89%	.82%
Allowance for loan losses to non-performing loans	107.74%	133.10%	91.18%	90.16%
Allowance for loan losses to loans (2)	.98%	.97%	.99%	.88%
Allowance for loan losses to loans (excluding residential real estate mortgages) (2)	1.89%	1.86%	1.75%	1.59%
Net charge-offs to average loans: (1,3)
Commercial loans	.43%	.35%	.33%	.63%
Residential real estate mortgage loans	.03%	.03%	.04%	.03%
Direct installment loans	.16%	.29%	.25%	.17%
Indirect installment loans	1.94%	.55%	2.30%	2.44%

Total loans	.19%	.18%	.19%	.30%

Earnings coverage of net charge-offs (3,4)	12.00x	12.65x	10.63x	8.30x

(1) Includes mortgage loans held for sale.

(2) Excludes mortgage loans held for sale.

(3) Quarter-to-date, annualized.

(4) Operating earnings before taxes plus the provision for loan losses divided by net charge-offs.